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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc.: Registration Statement on Form S-8 (No. 33-80844), Registration Statement on Form S-8 (No. 33-80846), Registration Statement on Form S-8 (No. 33-80848), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), Registration Statement on Form S-8 (No. 333-24077), Registration Statement on Form S-3 (No. 33-86310), and Registration Statement on Form S-3 (No. 333-67159) of our report dated February 22, 1999, on our audits of the consolidated financial statements of Vastar Resources, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
                                          -------------------------------------
                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 4, 1999